Exhibit 99.2

OUTDOOR CHANNEL AGREES TO INCREASE TO $10.25 PER SHARE IN TRANSACTION WITH KROENKE SPORTS & ENTERTAINMENT

TEMECULA, Calif.—May 8, 2013—Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) (the “Company” or “Outdoor Channel”) today announced that it entered into a second amendment to its merger agreement dated March 13, 2013 with Kroenke Sports & Entertainment, LLC (“KSE”), which was previously amended on May 2, 2013. Under the terms of the amended merger agreement, the merger consideration has been increased to $10.25 per share in cash (compared to the previously agreed consideration of $9.35 per share).

Outdoor Channel’s board of directors determined that this second amendment has caused the May 3rd InterMedia proposal of $9.75 per share to no longer constitute a Superior Proposal (as defined in the merger agreement with KSE, as amended). Outdoor Channel’s board of directors unanimously approved the second amendment to the merger agreement and recommends that Outdoor Channel’s stockholders vote to adopt the amended merger agreement at the special meeting of Outdoor Channel stockholders, which the Outdoor Channel board of directors anticipates will be held next week.

Under the terms of the amended merger agreement, the termination fee that Outdoor Channel will be required to pay KSE upon termination of the amended merger agreement under specified circumstances, including termination by KSE in the event that the Outdoor Channel board of directors changes its recommendation and no longer recommends that the Outdoor Channel stockholders vote in favor of the adoption of the amended merger agreement, has been increased to $7.5 million (approximately 2.8% of the equity value of the transaction) from $1 million. Additionally, under the amended merger agreement, the Outdoor Channel board cannot terminate the merger agreement for a Superior Proposal, but instead Outdoor Channel must, unless KSE agrees otherwise, submit a proposal for the adoption of the amended merger agreement at a special meeting of the Outdoor Channel stockholders, even in the event of a change of board recommendation.

In connection with the amendment of the merger agreement, Thomas H. Massie, Perry T. Massie and certain of their affiliated entities and the members of Outdoor Channel’s board of directors and the executive officers of Outdoor Channel, who collectively hold approximately 41% of the outstanding shares of Outdoor Channel common stock, agreed to amend the terms of the support agreements previously entered into by them with KSE to require such parties to vote in favor of the adoption of the amended merger agreement even if Outdoor Channel’s board of directors changes its recommendation.

Outdoor Channel will file with the U.S. Securities and Exchange Commission a supplement to the definitive proxy statement, dated April 10, 2013, that will describe the revisions to the merger agreement, including, among other things, the increase in the consideration, termination rights and voting requirements described above.

Outdoor Channel stockholders who have already submitted a proxy with respect to the KSE transaction do not need to take any action. However, if Outdoor Channel stockholders wish to change their previous vote, they may revoke their proxy and change their vote any time before the close of the vote of the special meeting. For instructions on how to change your vote prior to the special meeting, please refer to the definitive proxy statement.

Lazard is serving as exclusive financial advisor to Outdoor Channel in connection with the transaction. Wilson Sonsini Goodrich & Rosati, P.C. is legal advisor to Outdoor Channel in connection with the transaction.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel and Winnercomm Inc. Nielsen estimated that Outdoor Channel had approximately 39.8 million cable, satellite and telco subscribers for May 2013. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm is one of America’s leading and highest quality producers of live sporting events and sports series for cable and broadcast television. The Company also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football.

Safe Harbor Statement

Certain matters discussed in this news release, with the exception of historical matters, may be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. You should understand that the following important factors, in addition to those risk factors disclosed in the Company’s current and periodic reporting filed with the SEC could affect the future results of the Company and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	failure of Company stockholders to adopt the amended merger agreement;

•	the risk that the other conditions to closing of the merger may not be satisfied;

•

that Outdoor Channel will not be able to terminate the amended merger agreement in the event that the Outdoor Channel board of directors changes its recommendation to the Outdoor Channel stockholders and no longer recommends that the Outdoor Channel stockholders vote in favor of the KSE transaction;

•	the risk that the merger may not be consummated by the expected closing date of the merger or at all;

•	litigation in respect of the merger; and

•	disruption from the merger making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITYHOLDERS

This communication is being made in respect of a proposed business combination involving Outdoor Channel and KSE. In connection with this proposed transaction Outdoor Channel plans to file with the SEC and furnish to its stockholders a proxy statement. The proxy statement will contain important information about the proposed transaction and related matters.

OUTDOOR CHANNEL URGES INVESTORS TO CAREFULLY READ IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE THEREIN AS THEY ARE MADE AVAILABLE TO OUTDOOR CHANNEL STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain free copies of the proxy statement when made available and other documents filed with the SEC by Outdoor Channel through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement when made available and other documents filed with the SEC can also be obtained on Outdoor Channel’s website at www.outdoorchannel.com.

PROXY SOLICITATION

Outdoor Channel and its respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Outdoor Channel stockholders in favor of the merger. When made available, a description of the interest of Outdoor Channel’s directors and executive officers in Outdoor Channel will be set forth in the proxy statement and the other documents included and incorporated by reference therein. You can find information about Outdoor Channel’s executive officers and directors in its annual report on Form 10-K filed with the SEC on March 18, 2013. You can obtain free copies of these documents from Outdoor Channel in the manner set forth above.

CONTACT: For Company:

Tom Allen

Executive Vice President, Chief Operating Officer/

Chief Financial Officer

800-770-5750

tallen@outdoorchannel.com

For Investors:

Brad Edwards

Brainerd Communicators, Inc.

212-986-6667

edwards@braincomm.com

For Media:

Nancy Zakhary

Brainerd Communicators, Inc.

212-986-6667

nancy@braincomm.com